UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 N. Glebe Road
Arlington, VA	22203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 258-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws.

On August 22, 2014, the Board of Directors of Towers Watson & Co. (the “Company”) approved a resolution to amend the Company’s Bylaws to add exclusive forum provisions for certain types of lawsuits, effective August 22, 2014.

These exclusive forum provisions contained in new Article 6 provide that unless the Company consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), shall, to the fullest extent permitted by law, be the sole and exclusive forum for certain shareholder derivative lawsuits, claims for breaches of fiduciary duties, and other actions specified in the Bylaws.  Article 6 further provides that any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Company shall be deemed to have notice of and consented to the exclusive forum provisions contained in Article 6.

A copy of the Company’s Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference, and the foregoing description is qualified by reference to such Amended and Restated Bylaws.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
No.	Description

3.1	Amended and Restated Bylaws of Towers Watson & Co. as of August 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: August 28, 2014
	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Assistant Secretary

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